SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

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                        Date of Report: November 2, 1999

                                  ISRAMCO, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                  0-12500                    13-3145265
(State or Other Jurisdiction     Commission File               IRS Employer
      of Incorporation)              Number)                Identification No.)

               1770 St. James Place, Suite 607, Houston, Texas 77056
                    (Address of Principal Executive Offices)

                                  713-621-3882
              (Registrant's Telephone Number, including Area Code)

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                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.     OTHER EVENTS

      Isramco, Inc. (the "Company"), the operator of the offshore licenses in Israel, announced today that the production tests on the "Or 1" well, which is approximately 20 miles offshore Israel, were completed. The test results reflect an initial gas production flow rate of 21 million cubic feet a day. Additionally, the test results suggest that the Or 1 well may be able to produce gas at a higher flow rate, so long as the well will be prepared for orderly gas production and lower levels of the well are perforated. Currently, the analysis of the test results is underway and, upon its completion, a more accurate estimate of the overall gas production potential can be furnished.

      Based on the positive test results received, the decision was taken to discontinue additional tests on the Or 1 well and to move the drilling rig to the "Or South 1"drilling site, approximately 4.5 kilometers (approximately 2.8 miles) south of Or 1.


                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: November 2, 1999              Isramco, Inc.

                                    By: /s/ Haim Tsuff

                                    Haim Tsuff
                                    Chairman of the Board